Exhibit 10.1

September 2, 2021

Jay B. Saoud

271 Pepperell Road

Groton, MA 01450

Re:    Transition, Separation, and Consulting Agreement

Dear Jay:

This letter sets forth the terms of the transition, separation, and consulting agreement (the “Agreement”) that Minerva Neurosciences, Inc. (the “Company”) is offering to you to aid in your transition.

1.    SEPARATION DATE. In connection with your decision to resign without Good Reason (as that term is defined in your August 23, 2017 employment agreement, as amended [the “Employment Agreement”]), if you timely sign and return this Agreement to the Company, your employment with the Company will continue through September 15, 2021, which will become your employment termination date (the “Separation Date”), unless your employment terminates sooner pursuant to Paragraph 2(c) below. If termination occurs earlier than September 15, 2021, the actual date of separation shall become the “Separation Date” for purposes of this Agreement. If you do not accept this offer by signing this Agreement, then your employment will terminate on September 15, 2021.

2.    TRANSITION PERIOD.

(a)    Transition Period. The period between the date of this Agreement and the Separation Date is your “Transition Period”. During the Transition Period, you will not be required to perform your regular job duties and will not be required to work in the office; rather, you will only be required to transition your duties and responsibilities and provide other transition briefing on matters for which you are knowledgeable when and as requested by Remy Luthringer, CEO or his designee. You agree to perform your Transition Period services in good faith and to the best of your abilities. During the Transition Period, you must continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company, including, without limitation, your obligations under Sections 8 (as amended below) and 9 of the Employment Agreement, which you acknowledge and agree are, as amended below, contractual commitments that remain binding upon you, both during and after the Transition Period. You and the Company agree that Section 8(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following provision:

“(a) Non-Competition. During your Employment Period and ending on the twelve (12) month anniversary following the termination of your employment for any reason (the “Restricted Period”), you will not (except as an officer, director, stockholder, member, manager, employee, agent or consultant of the Company or its subsidiaries) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit your name to be used in connection with, any business anywhere in the world which is primarily engaged in the business of research, development and commercialization of drugs to treat the negative symptoms of Schizophrenia (the “Restricted Business”). These restrictions shall not prevent you from (i) accepting employment with a recognized pharmaceutical company that is not primarily engaged in the Restricted Business, provided that your services for any such entity do not primarily relate to the Restricted Business or (ii) holding five percent (5%) of the securities of any publicly traded entity.

Jay B. Saoud

September 2, 2021

(b)    Compensation/Benefits. During the Transition Period, your base salary will remain the same, and you will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. Your Company stock options and other equity awards (if applicable) will continue to vest under the existing terms and conditions set forth in the governing plan documents and option or other applicable equity agreements.

(c)    Termination. Between the date of this Agreement and the Separation Date you are entitled to resign your employment, although you may not resign for Good Reason, and the Company may only terminate your employment with Cause (as defined in the Employment Agreement).

(d)    ACCRUED SALARY AND VACATION. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation (if any) earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

(e)    COBRA. To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. You will be provided with a separate notice describing your rights and obligations under COBRA laws on or after the Separation Date.

3.    SEVERANCE BENEFITS. In full satisfaction of any obligation for the Company to provide you with severance benefits pursuant to the Employment Agreement, if you: (i) timely return this fully signed Agreement to the Company and allow the Release of Claims contained in Section 13 below to become effective; (ii) comply fully with your obligations hereunder (including without limitation satisfactorily transitioning your duties during the Transition Period); and (iii) within twenty-one (21) days after the Separation Date, execute and return to the Company the release of claims in the form attached hereto as Exhibit A (the “Separation Date Release”) and allow the Separation Date Release to become effective, then the Company will provide you with the following as your sole severance benefits (the “Severance Benefits”):

(a)    COBRA Premiums. If you timely elect continued coverage under COBRA, the Company will pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the Separation Date and ending on the earliest to occur of: (i) June 30, 2022; (ii) the date you become eligible for group health insurance coverage through a new employer; or (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company in writing of such event.

Jay B. Saoud

September 2, 2021

4.    CONSULTING AGREEMENT AFTER SEPARATION DATE. If (a) you timely sign, date, and return this fully signed Agreement to the Company and allow it to become effective, (b) during the Transition Period you satisfy all obligations required of you and remain employed through September 15, 2021, (c) during the Transition Period, you have complied with your obligations under and have not breached any provision of this Agreement (including without limitation under Section 8 of your Employment Agreement, as amended herein), and (d) on or within twenty-one days after the Separation Date, you execute and return to the Company the Separation Date Release and do not revoke it, the Company will engage you as a consultant on the terms specified below:

(a)    Consulting Period. The consulting relationship will be deemed to have commenced on September 15, 2021 and will end on June 30, 2022 (the “Consulting Period”), unless terminated earlier pursuant to Section 4(i).

(b)    Consulting Services. You agree to provide advice to the Company with regard to the Company’s completion and submission to the U.S. Food & Drug Administration (“FDA”) of a New Drug Application for Roluperidone (MIN-101) (the “Roluperidone NDA”) as requested by the Company for up to twenty (20) hours per week (the “Consulting Services”). During the Consulting Period, you will report directly to Remy Luthringer, CEO or his designee. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. You agree to make yourself available for not more than twenty (20) hours per week to perform such Consulting Services throughout the Consulting Period, on an as-needed basis. You will not be required to report to the Company’s offices during the Consulting Period. The Company agrees that it is responsible to provide appropriate and adequate personnel to prepare, complete, and submit the Roluperidone NDA to the FDA and implement any advice you provide that the Company decides, in its sole discretion, to accept and follow in connection with the Company’s preparation, completion and submission of the Roluperidone NDA to the FDA.

(c)    Consulting Fees. Provided that you (i) perform the Consulting Services and (ii) comply with your contractual obligations to the Company (including, without limitation, the obligations set forth herein), then the Company will pay you consulting fees at the rate of $412.50 per hour (the “Consulting Fees”). The Company may request that you provide additional Consulting Services in excess of twenty (20) hours per week (the “Additional Consulting Services”) and you have the sole discretion to agree to provide or decline to provide any request for Additional Consulting Services. Any Additional Consulting Services provided by you will be subject to the terms and conditions of this Agreement; provided, however, that the Company will pay you for any Additional Consulting Services at the rate of $500 per hour. You will provide the Company with invoices via email to Remy Luthringer, CEO on October 13, 2021 and every four weeks thereafter. Each invoice will briefly detail the Consulting Services, and Additional Consulting Services, if any, provided and any expenses incurred. The Company will pay each such invoice within ten (10) days after receipt of each such invoice.

Jay B. Saoud

September 2, 2021

(d)    Equity Awards and Vesting. You have been granted the following options to purchase shares of the Company’s common stock (the “Options”) and performance-based restricted stock units (the “PRSUs” and together with the Option, the “Equity Awards”):

Grant date	Grant type	Number of shares/units
December 13, 2017	Option	175,000
October 13, 2020	Option	100,000
August 6, 2021	PRSUs	283,429

The Equity Awards were granted pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Plan”), stock option grant notice and agreement, restricted stock unit grant notice and agreement, and other applicable grant documents (collectively the “Equity Award Documents”). The stock option agreements for the Options and the restricted stock unit agreement for the PRSUs are hereby amended as follows:

(1) Notwithstanding anything to the contrary in this Agreement or the applicable Equity Award Documents, in the event:

(A) (i) you comply with all obligations contained in this Agreement, including your obligations during the Consulting Period; (ii) you provide the Consulting Services through June 30, 2022 or the date the Consulting Period is terminated by the Company or you prior to June 30, 2022; and (iii) you timely sign and return the Termination of Services Release attached hereto as Exhibit B (the “Termination of Services Release”) you will receive the following amended rights and benefits:

(a) the vesting of your Options will accelerate in full on the earlier of June 30, 2022 or the date the Consulting Period is terminated prior to June 30, 2022 and the period of time during which you may exercise each fully vested Option will be extended through (i) December 31, 2022 if you provide Consulting Services through June 30, 2022 or the Consulting Period is terminated by the Company prior to June 30, 2022 or (ii) the date that is six (6) months following termination of the Consulting Period if the Consulting Period is terminated by you, whichever occurs first (such period described in clauses (i) or (ii) of this Section 4(d)(1)(A)(a), as the case may be, the “Post-Termination Period”);

Jay B. Saoud

September 2, 2021

(b) vesting eligibility of your PRSUs will continue during the Consulting Period under the existing terms and conditions of the Equity Award Documents and following termination of the Consulting Period, subject to Section 4(d)(1)(A)(c) below, 100% of your outstanding PRSUs at such time will remain outstanding and eligible to vest solely based on satisfaction of the applicable performance milestone(s) set forth in your restricted stock unit grant notice during the Consulting Period or the Post-Termination Period; provided, that, in the event the applicable performance milestone concerning FDA acceptance of a new drug application for roluperidone (the “First Milestone”) is achieved on or prior to the Post-Termination Period and the Company’s Board of Directors or its Compensation Committee (collectively the “Board”) does not certify achievement of the First Milestone on or prior to the last day of the Post-Termination Period, 50% of your total outstanding PRSUs that would have vested upon certification on or prior to the last day of the Post-Termination Period (rounded up to the nearest whole unit) will remain outstanding and eligible to vest solely based on satisfaction of the First Milestone as set forth in your restricted stock unit grant notice until such PRSUs vest or expire in accordance with the terms of the Equity Award Documents, as amended by this Agreement. For the avoidance of doubt, pursuant to this clause 4(d)(1)(A)(b) (i) the vesting eligibility of 50% of your total outstanding PRSUs based on achievement of the First Milestone that did not vest prior to the last day of the Post-Termination Period as a result of a lack of certification by the Board on or prior to the last day of the Post-Termination Period, despite achievement of the First Milestone on or prior to the last day of the Post-Termination Period, will not cease upon the termination of the Consulting Period or your Consulting Services under the consulting agreement set forth in this Section 4 and (ii) your PRSUs will be forfeited for no consideration to the extent the applicable performance milestones are not achieved by the last day of the Post-Termination Period; and

(c) in the event a Change in Control (as defined in the Plan) on or before the last day of the Post-Termination Period in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue your Equity Awards, as amended by this Agreement, or substitute similar awards for your Equity Awards, as amended by this Agreement, all of your outstanding unvested Equity Awards, as amended by this Agreement, will immediately vest in full upon such Change in Control. Except as expressly amended by this Agreement, your Equity Awards will continue to be governed by the terms of the Equity Award Documents and your rights to exercise your fully vested Option will be as set forth in the applicable Equity Award Documents, as amended by this Agreement.

Jay B. Saoud

September 2, 2021

(e)    Tax Treatment. The Company will not make any withholdings or deductions, and will issue you a form 1099, with respect to any consulting fees paid to you. You will be responsible for all taxes with respect to the consulting fees, and you agree to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of or in connection with the consulting fees.

(f)    Independent Contractor Status. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date. You will not be entitled to any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act, the Massachusetts Wage Act or other laws or regulations governing employment relationships. The Company acknowledges and agrees that nothing in this Agreement modifies or supersedes the terms of any written and executed Indemnification Agreement entered into between you and the Company.

(g)    Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the CEO. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

(h)     Proprietary Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Any and all work product you create in the course of performing the Consulting Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services. You further acknowledge and reaffirm your continuing obligations under Sections 8 (as amended) and 9 of your Employment Agreement and which are incorporated herein by reference.

Jay B. Saoud

September 2, 2021

(i)    Termination of Consulting Period. Without waiving any other rights or remedies, you or the Company may terminate the consulting relationship at any time and for any reason upon thirty (30) days’ written notice to the other party; provided, however, that the Company may terminate the Consulting Period immediately upon your material breach of your obligations under this Agreement. Upon termination of the Consulting Period by either party, the Company will pay only those Consulting Fees earned and expenses incurred through and including the date on which the termination of the Consulting Period becomes effective.

(j)    Other Work Activities / Representations. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to the Consulting Services you provide to the Company under this Agreement. You represent and warrant that you are self-employed in an independently established trade, occupation, or business, maintains and operate a business that is separate and independent from the Company’s business, hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and will perform work for the Company that you understand is outside the usual course of the Company’s business. The Company will make reasonable arrangements to enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage. In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will notify the Company, in writing, before you obtain employment with or perform competitive work for any business entity, or engage in any other work activity that is competitive with the Company.

5.    NO OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive from the Company any additional compensation (e.g., salary, commissions, bonuses or equity), severance or benefits after the Separation Date, with the exception of any vested benefits you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).

6.    EXPENSE REIMBURSEMENTS. You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7.    RETURN OF COMPANY PROPERTY. Within five (5) business days after the Separation Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control. You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. Your timely compliance with the provisions of this paragraph is a precondition to your engagement as a consultant to provide Consulting Services and receipt of other benefits provided under this Agreement. Notwithstanding the foregoing, during the Consulting Period only, the Company will permit you to retain, receive, and/or use any equipment, documents, and information reasonably necessary to perform the Consulting Services, all of which equipment, documents and information you must return to the Company upon request and no later than the last day of the Consulting Period. In addition, notwithstanding the foregoing, the Company will permit you to keep the laptop provided you in connection with your employment with the Company, so long as, (a) it is used by you exclusively for Consulting Services to the Company, and (b) within five (5) days following termination of the Consulting Period, you provide the laptop to the Company in order to allow the Company to delete all Company information from the laptop.

Jay B. Saoud

September 2, 2021

8.    PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge your continuing obligations under Sections 8 (as amended) and 9 of your Employment Agreement, including your obligations not to compete or use or disclose any confidential or proprietary information of the Company.

9.    CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorneys, accountants, auditors, tax preparers, and financial advisors; (c) you may disclose this Agreement, and any other documents or information (without notice to the Company) when communicating with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), or during the course of an investigation or proceeding that may be conducted by any Government Agency; and (d) you may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee. Nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal or state law or regulation.

10.    NONDISPARAGEMENT. You agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation or provide truthful testimony in any arbitration, litigation, or governmental administrative proceeding. In addition, nothing in this paragraph or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation.

Jay B. Saoud

September 2, 2021

11. NO VOLUNTARY ADVERSE ACTION; AND COOPERATION. You agree that you will not (except in response to legal compulsion or as permitted under the Protected Activities section below) voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents, nor shall you induce or encourage any person or entity to bring any such claims; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. In addition, except in relation to or concerning a dispute or litigation between you and the Company, you agree to voluntarily cooperate with the Company if you have knowledge of facts relevant to any existing or future litigation or arbitration initiated by or filed against the Company by making yourself reasonably available without further compensation for interviews with the Company or its legal counsel, for preparing for and providing deposition testimony, and for preparing for and providing trial testimony.

12. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

13. RELEASE OF CLAIMS.

(a)    General Release. In exchange for engagement as a consultant and other consideration provided to you under this Agreement to which you would not otherwise be entitled, except as provided in Section 2(b) above and Section 13(e) below, you hereby generally and completely release the Company, its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).

(b)    Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the federal Americans with Disabilities Act of 1990, the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B), the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, the Massachusetts Sick Leave Law, the Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150), the Massachusetts Overtime regulations (M.G.L. c. 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101).

Jay B. Saoud

September 2, 2021

(d)    ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in this Section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier); (iv) you have seven (7) days following the date you sign this Agreement to revoke it (by providing written notice of your revocation to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).

(e)    Excluded Claims. Notwithstanding anything to the contrary contained in this Agreement, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to the Company’s Articles of Incorporation or Bylaws, any written indemnification agreement with the Company to which you are a party, any insurance policy maintained by the Company, or under applicable law; (ii) any rights which are not waivable as a matter of law; (iii) any rights you may have to unemployment compensation; (iv) any claims for breach of this Agreement or to enforce this Agreement; (v) any claims arising solely after the execution of this Agreement; (vi) any claims or rights you may have to any vested benefits or rights under any employee benefit, welfare, retirement and/or pension plans; (vii) non-termination related claims under the Employee Retirement Income Security Act (29 U.S.C. § 1001 et seq.), as amended; (viii) any rights and/or claims you may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (ix) claims for reimbursement of approved business expenses incurred prior to the Separation Date; (x) any right you may have to obtain contribution as permitted by law in the event of entry of judgment against you as a result of any act or failure to act for which you and the Company or its past, present and future trustees, officers, agents, administrators, representatives, employees, affiliates, or insurers are held jointly liable; and (xi) your rights under the Equity Award Documents, as amended by this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

14. PROTECTED ACTIVITIES. You understand that nothing in this Agreement limits your ability to file a charge or complaint with a Government Agency. You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement.

Jay B. Saoud

September 2, 2021

15. REPRESENTATIONS. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

16. DISPUTE RESOLUTION. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims (including, but not limited to, the Massachusetts Antidiscrimination Act, Mass. Gen. Laws ch.151B and the Massachusetts Wage Act, Mass. Gen. Laws ch. 149), arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, your employment with the Company, or the termination of your employment, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration before a single arbitrator in Suffolk County conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

Jay B. Saoud

September 2, 2021

17. MISCELLANEOUS. This Agreement, including Exhibit A and Exhibit B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile and signatures transmitted by PDF shall be equivalent to original signatures.

[Signature Page Follows]

Jay B. Saoud

September 2, 2021

If this Agreement is acceptable to you, please sign below and return the original to me within twenty-one (21) days. The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement within this timeframe.

I wish you good luck in your future endeavors.

Sincerely,

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer
Remy Luthringer
Chief Executive Officer

Exhibit A – Separation Date Release

Exhibit B - Termination of Services Release

ACCEPTED AND AGREED:

/s/ Jay Saoud
Jay Saoud

September 2, 2021
Date

Jay B. Saoud

September 2, 2021

EXHIBIT A

SEPARATION DATE RELEASE

(To be signed and returned to the Company on or within twenty-one (21) days after the Separation Date)

In exchange for the consideration to be provided to me pursuant to that certain letter transition, separation, and consulting agreement between me and Minerva Neurosciences, Inc. (the “Company”) dated September 2, 2021 (the “Agreement”), I hereby provide the following Separation Date Release. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I hereby represent that: (i) I have been paid all compensation owed and have been paid for all hours worked for the Company through the Separation Date; (ii) I have received all the leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act or otherwise; and (iii) I have not suffered any on-the-job injury for which I have not already filed a claim.

Except as provided below regarding Excluded Claims, I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this Agreement (collectively, the “Released Claims”).

The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (ii) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B), the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, the Massachusetts Sick Leave Law, the Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150), the Massachusetts Overtime regulations (M.G.L. c. 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101), and any other laws, statutes, or regulations of the state in which I reside and/or work.

Jay B. Saoud

September 2, 2021

Notwithstanding anything to the contrary contained in this Agreement, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I may have pursuant to the Company’s Articles of Incorporation or Bylaws, any written indemnification agreement with the Company to which I am a party, any insurance policy maintained by the Company, or under applicable law; (ii) any rights which are not waivable as a matter of law; (iii) any rights I may have to unemployment compensation; (iv) any claims for breach of this Agreement or to enforce this Agreement; (v) any claims arising solely after the execution of this Agreement; (vi) any claims or rights I may have to any vested benefits or rights under any employee benefit, welfare, retirement and/or pension plans; (vii) non-termination related claims under the Employee Retirement Income Security Act (29 U.S.C. § 1001 et seq.), as amended; (viii) any rights and/or claims I may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (ix) claims for reimbursement of approved business expenses incurred prior to the Separation Date; (x) any right I may have to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I and the Company or its past, present and future trustees, officers, agents, administrators, representatives, employees, affiliates, or insurers are held jointly liable; and (xi) my rights under the Equity Award Documents, as amended by the Agreement. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims. I understand that nothing in this Agreement limits my ability to file a charge or complaint with any Government Agency. I further understand this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (the “Release ADEA Waiver”). I also acknowledge that the consideration given for this waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this waiver does not apply to any rights or claims that arise after the date I sign this Separation Date Release; (b) I should consult with an attorney prior to signing this Separation Date Release; (c) I have had twenty-one (21) days to consider this Separation Date Release; (d) I have seven (7) days following the date I sign this Separation Date Release to revoke (in a written revocation sent to the Company’s CEO); and (e) this Separation Date Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Separation Date Release (the “Release Effective Date”).

This Separation Date Release, together with the Agreement and its exhibits, constitutes the entire agreement between me, and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement.

Jay B. Saoud

September 2, 2021

UNDERSTOOD, ACCEPTED AND AGREED:

Jay Saoud	Date

Jay B. Saoud

September 2, 2021

EXHIBIT B

Termination of Services Release

(To be signed and returned to the Company within five (5) days after the termination of the Consulting Period)

In exchange for the consideration to be provided to me pursuant to that certain letter transition, separation, and consulting agreement between me and Minerva Neurosciences, Inc. (the “Company”) dated September 2, 2021 (the “Agreement”), I hereby provide the following Termination of Services Release. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I confirm that I have returned to the Company all Company confidential and proprietary information and other property that I received in the course of my service with the Company, and agree to abide by all of my continuing obligations under the Agreement, including my obligation to keep all Company confidential and proprietary information in strict confidence.

I represent and warrant that I have been paid all amounts owed to me as a result of my relationship with the Company, and have been reimbursed for all reimbursable business expenses incurred in connection with such service.

Except as provided below regarding Excluded Claims, I hereby forever release the Company, its affiliated, related, parent, and subsidiary entities, and their current and former directors, officers, employees, shareholders, partners, agents, contractors, vendors, attorneys, predecessors, successors, insurers, affiliates, and assigns, from any and all claims, liabilities, demands, causes of action, attorneys’ fees, damages, or obligations of every kind and nature, whether known or unknown, arising from or in any way related to my service with the Company through and including the date I sign this Agreement. This general release includes, but is not limited to, all claims related to or arising from my work for the Company and/or the termination of that my relationship with the Company, as well as all federal and state statutory claims including the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B), the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, the Massachusetts Sick Leave Law, the Massachusetts Civil Rights Act, the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150), the Massachusetts Overtime regulations (M.G.L. c. 151 sections 1A and 1B), and the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101), any common law claims, and claims for breach of contract or other promise, fraud, misrepresentation, discrimination, harassment, retaliation, emotional distress, compensation, commissions, benefits, or equity interests (except for any equity interests promised to me in the Agreement).

Jay B. Saoud

September 2, 2021

Notwithstanding anything to the contrary contained in this Agreement, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification I may have pursuant to the Company’s Articles of Incorporation or Bylaws, any written indemnification agreement with the Company to which I am a party, any insurance policy maintained by the Company, or under applicable law; (ii) any rights which are not waivable as a matter of law; (iii) any rights I may have to unemployment compensation; (iv) any claims for breach of this Agreement or to enforce this Agreement; (v) any claims arising solely after the execution of this Agreement; (vi) any claims or rights I may have to any vested benefits or rights under any employee benefit, welfare, retirement and/or pension plans; (vii) non-termination related claims under the Employee Retirement Income Security Act (29 U.S.C. § 1001 et seq.), as amended; (viii) any rights and/or claims I may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (ix) any right I may have to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I and the Company or its past, present and future trustees, officers, agents, administrators, representatives, employees, affiliates, or insurers are held jointly liable; and (x) my rights under the Equity Award Documents, as amended by the Agreement. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims. I understand that nothing in this Agreement limits my ability to file a charge or complaint with any Government Agency. I further understand this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Agreement.

I understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to me or to any other person, and the Company makes no such admission.

This Termination of Services Release, together with the Agreement and its exhibits, constitutes the entire agreement between me, and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement.

UNDERSTOOD AND AGREED:

Jay Saoud	Date